Exhibit 10.37

FIRST AMENDMENT

TO

LIMITED LIABILITY COMPANY/JOINT VENTURE AGREEMENT

OF

BR WATERFORD JV MEMBER, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

THIS FIRST AMENDMENT to the Limited Liability Company/Joint Venture Agreement (the “Amendment”) of BR WATERFORD JV MEMBER, LLC, a Delaware limited liability company (the “Company”) is made and entered into to be effective as of the 2nd day of April, 2014, by BRG WATERFORD, LLC, a Delaware limited liability company (“BRG”), as the sole Member and Manager of the Company.

RECITALS

WHEREAS, BR Waterford JV Member, LLC was duly formed on February 23, 2012 pursuant to the Act.

WHEREAS, the initial members of the Company – Bluerock Special Opportunity + Income Fund, LLC, a Delaware limited liability company (“SOIF”) (as to a 10% ownership interest) and Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company (“SOIF II”) (as to a 90% ownership interest) – entered into that certain Limited Liability Company/Joint Venture Agreement for the Company dated effective as of February 23, 2012 (the “LLC Agreement”).

WHEREAS, by virtue of that certain Assignment of Membership Interests dated effective as of April 2, 2014, (i) SOIF has transferred and assigned its entire 10% membership interest in the Company to BRG and (ii) SOIF II has transferred and assigned its entire 90% membership interest in the Company to BRG, and BRG has been admitted as a member of the Company.

WHEREAS, BRG desires to amend the LLC Agreement as of the date set forth above. Capitalized terms used herein without definition shall have the meanings given in the LLC Agreement.

AGREEMENT

NOW, THEREFORE, the LLC Agreement is hereby modified and amended as follows:

1.            Section 1 of the LLC Agreement (Definitions) is modified and amended as follows:

(a)          The last sentence in the definition of “Affiliate” is hereby deleted.

(b)          The defined term “BRG” is hereby added:

“BRG” means BRG WATERFORD, LLC, a Delaware limited liability company.”

(c)           The defined term “BR REIT” is deleted and replaced with the following:

“BR REIT” shall mean Bluerock Residential Growth REIT, Inc., and its successors or assigns.”

(d)           The defined terms “Manager” and “Managers” are deleted and replaced with the following:

“Manager” or “Managers” shall mean, individually and collectively as the context requires, BRG or any Person(s) that succeeds BRG in the capacity as manager of the Company.”

(e)           The defined terms “Member” and “Members” are deleted and replaced with the following:

“Member” or “Members” shall mean, individually and collectively as the context requires, BRG or any Person admitted to the Company pursuant to this Agreement.”

(e)           The defined terms “SOIF Transferee” and “SOIF II Transferee” are deleted in their entirety.

2.           Section 2.2 of the LLC Agreement (Places of Registered Office; Registered Agent) is deleted and replaced with the following:

“The address of the registered office of the Company in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name and address of the registered agent for service of process on the Company in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The Manager may at any time on five (5) days prior notice to all Members change the location of the Company’s registered office or change the registered agent.”

3.           Section 2.3 of the LLC Agreement (Principal Office) is deleted and replaced with the following:

“The principal address of the Company shall be c/o BRG Manager, LLC, 712 Fifth Avenue, 9th Floor, New York, New York 10019, or in each case, at such other place or places as may be determined by the Manager from time to time.”

4.           Section 4 of the LLC Agreement (Conditions) is hereby deleted in its entirety.

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5.           The first sentence of Section 5.1 of the LLC Agreement (Initial Capital Contributions) is deleted and replaced with the following:

“BRG has made the Capital Contribution to the Company set forth on Exhibit A attached hereto.”

6.           The second sentence of Section 5.2 of the LLC Agreement (Additional Capital Contributions) is deleted and replaced with the following:

“Except as otherwise agreed by the Members, such additional Capital Contributions shall be in an amount for each Member equal to the product of the amount of the aggregate Capital Contribution called for multiplied by the Percentage Interest of such Member.”

7.           Section 7.3 (U.S. Tax Allocations) and Section 8.3 of the LLC Agreement (Tax Matters Member) are modified and amended by substituting “BRG” for “SOIF” in each instance. Section 8.3 is further modified by substituting the phrase “BRG agrees to consult with the other Members” for “SOIF agrees to consult with SOIF II” in the fourth sentence thereof.

8.           The second and fifth sentences of Section 9.1(a) (Management), and the last sentence of Section 9.1(b) of the LLC Agreement, are deleted in their entirety. Additionally, the third and sixth sentences of Section 9.1(a) of the LLC Agreement are modified and amended by substituting “BRG” for “SOIF II” and “BRG Transferee” for “SOIF II Transferee” in each instance.

9.           Section 9.4 of the LLC Agreement (Operation in Accordance with REOC/REIT Requirements) is modified and amended by substituting “BRG” for “SOIF” and “SOIF II” in each instance. Additionally, Section 9.4 of the LLC Agreement is modified and amended by adding the following thereto as new subparagraph (c) thereof:

“(c)          No Manager or Member shall be liable for any income or other taxes, damages, costs or expenses incurred by the Company or any Member by reason of the recognition by the Company of UBTI, unless caused by its own willful misconduct or gross negligence and not related to the Property. The Company (and any direct or indirect Subsidiary of the Company) may not engage in any activities or hold any assets that would constitute or result in the occurrence of a REIT Prohibited Transaction (as defined below). Notwithstanding anything to the contrary contained in this Agreement, during the time a REIT Member is a Member of the Company, neither the Company, any direct or indirect Subsidiary of the Company, nor any Member of the Company shall take or refrain from taking any action which, or the effect of which, would constitute or result in the occurrence of a REIT Prohibited Transaction by the Company or any direct or indirect Subsidiary thereof, including without limiting the generality of the foregoing, but in amplification thereof:

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(i)          Entering into any lease, license, concession or other agreement or permitting any sublease, license, concession or other agreement that provides for rent or other payment based in whole or in part on the income or profits of any person, excluding for this purpose a lease that provides for rent based in whole or in part on a fixed percentage or percentages of gross receipts or gross sales of any person without reduction for any costs of the lessee (and in the case of a sublease, without reduction for any sublessor costs);

(ii)         Leasing, as a lessor, personal property, excluding for this purpose a lease of personal property that is entered into in connection with a lease of real property where the rent attributable to the personal property is less than 15% of the total rent provided for under the lease;

(iii)        Acquiring or holding any debt investments, excluding for these purposes “debt” solely between wholly-owned Subsidiaries of the Company, unless (I) the amount of interest income received or accrued by the Company under such loan does not, directly or indirectly, depend in whole or in part on the income or profits of any person, and (II) the debt is fully secured by mortgages on real property or on interests in real property. Notwithstanding anything to the contrary herein, in the case of debt issued to the Company by a Subsidiary which is treated as a “taxable REIT subsidiary” of the REIT Member, such debt shall be secured by a mortgage or similar security interest, or by a pledge of the equity ownership of a subsidiary of such taxable REIT subsidiary;

(iv)        Acquiring or holding, directly or indirectly, more than 10% of the outstanding securities of any one issuer (by vote or value) other than an entity which either (i) is taxable as a partnership or a disregarded entity for United States federal income tax purposes, (ii) has properly elected to be a taxable REIT subsidiary of the REIT Member by jointly filing with REIT, IRS Form 8875, or (iii) has properly elected to be a real estate investment trust for U.S. federal income tax purposes;

(v)         Entering into any agreement where the Company receives amounts, directly or indirectly, for rendering services to the tenants of any property that is owned, directly or indirectly, by the Company other than (i) amounts received for services that are customarily furnished or rendered in connection with the rental of real property of a similar class in the geographic areas in which the Property is located where such services are either provided by (A) an Independent Contractor (as defined in Section 856(d)(3) of the Code) who is adequately compensated for such services and from which the Company or REIT Member do not, directly or indirectly, derive revenue or (B) a taxable REIT subsidiary of REIT Member who is adequately compensated for such services or (ii) amounts received for services that are customarily furnished or rendered in connection with the rental of space for occupancy only (as opposed to being rendered primarily for the convenience of the Property’s tenants);

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(vi)        Entering into any agreement where a material amount of income received or accrued by the Company under such agreement, directly or indirectly, does not qualify as either (i) “rents from real property” or (ii) “interest on obligations secured by mortgages on real property or on interests in real property,” in each case as such terms are defined in Section 856(c) of the Code;

(vii)       Holding cash of the Company available for operations or distribution in any manner other than a traditional bank checking or savings account;

(viii)      Selling or disposing of any property, subsidiary or other asset of the Company prior to (i) the completion of a two (2) year holding period with such period to begin on the date the Company acquires a direct or indirect interest in such property and begins to hold such property, subsidiary or asset for the production of rental income, and (ii) the satisfaction of any other requirements under Section 857 of the Code necessary for the avoidance of a prohibited transaction tax on the REIT; or

(ix)         Failing to make current cash distributions to REIT Member each year in an amount which does not at least equal the taxable income allocable to REIT Member for such year.

Notwithstanding the foregoing provisions of this Section 9.4(c), the Company may enter into a REIT Prohibited Transaction if it receives the prior written approval of the REIT Member specifically acknowledging that the REIT Member is approving a REIT Prohibited Transaction pursuant to this Section 9.4(c). For purposes of this Section 9.4(c), “REIT Prohibited Transactions” shall mean any of the actions specifically set forth in this Section 9.4(c).”

10.          Clause (3) of the last paragraph of Section 10(a) of the LLC Agreement (Confidentiality) is modified and amended by substituting “BRG or any other Member” for “SOIF or SOIF II.”

11.          The second sentence of Section 12.1 of the LLC Agreement (Prohibited Transfers) is deleted and replaced with the following:

“Notwithstanding the foregoing, BRG shall have the right, without the consent of any other Member, at any time to pledge to a lender or creditor, directly or indirectly, all or part of its Interest in the Company for such purposes as it deems necessary in the ordinary course of its business and operations.”

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12.         Subparagraph 12.2(b)(i) of the LLC Agreement (Affiliate Transfers) is deleted and replaced by the following:

“(i)          Any Transfer by BRG or a BRG Transferee of up to one hundred percent (100%) of its Interest to any Affiliate of BRG, including but not limited to (A) BR REIT or any Person that is directly or indirectly owned by BR REIT and/or (B) Bluerock Residential Holdings, L.P. (“BR REIT LP”) or any Person that is directly or indirectly owned by BR REIT LP (collectively, a “BRG Transferee”).

13.         Subparagraph 12.2(b)(ii) of the LLC Agreement (Affiliate Transfers) is deleted in its entirety.

14.         Section 12.2(c) of the LLC Agreement is modified and amended by substituting “BRG Transferee” for “SOIF Transferee or SOIF II Transferee” in all instances.

15.         Section 15 of the LLC Agreement (Sale Rights) is deleted in its entirety.

16.         The notice addresses set forth in Section 17.1(a) of the LLC Agreement (Notices) are deleted and replaced by the following:

If to BRG:

c/o BRG Manager, LLC

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: Jordan B. Ruddy and Michael L. Konig, Esquire

17.          Exhibit A to the LLC Agreement (Capital Contributions and Percentage Interests) is deleted and replaced by the exhibit attached to this Amendment.

The LLC Agreement, as amended, remains in full force and effect, unmodified except as specifically set forth herein. In the event of any conflict between the provisions of this Amendment and the provisions of the LLC Agreement, the provisions of this Amendment shall govern and control. This Amendment shall be governed by the laws of the State of Delaware.

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IN WITNESS WHEREOF, this Amendment has been signed to be effective as of the day and year first above written.

SOLE MEMBER	BRG WATERFORD, LLC,
AND MANAGER:	a Delaware limited liability company

	By:	Bluerock Residential Holdings, L.P.,
a Delaware limited partnership,
Its Sole Member

		By:	Bluerock Residential Growth REIT, Inc.,
a Maryland corporation,
Its General Partner

			By:	/s/ Michael L. Konig
			Name:	Michael L. Konig
			Title:	Chief Operating Officer

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EXHIBIT A

Capital Contributions and Percentage Interests

Member Name	Capital Contribution			Percentage Interest

BRG Waterford, LLC	$	[______________	]	100%

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